SIXTH AMENDMENT AGREEMENT

          SIXTH AMENDMENT AGREEMENT (this "Agreement") dated as of April 23, 1997 among FARREL CORPORATION, a corporation organized under the laws of Delaware (the "U.S. Company"), FARREL LIMITED, a corporation organized under the laws of England (the "UK Company") (each of the foregoing entities is referred to herein individually as a "Borrower" and, collectively, as the "Borrowers"), THE CHASE MANHATTAN BANK, a New York banking corporation ("Chase Connecticut") and successor by merger to The Chase Manhattan Bank, N.A., and THE CHASE MANHATTAN BANK, LONDON BRANCH, the London branch of a New York banking corporation ("Chase U.K.") (each of the foregoing entities is referred to herein individually as a "Bank" and, collectively, as the "Banks").

          WHEREAS, the Borrowers and the Banks have entered into that certain Credit Agreement dated as of March 20, 1993 which has been amended by the First Amendment thereto, dated as of April 23, 1993; the Second Amendment thereto, dated as of December 6, 1993; the Third Amendment thereto, dated as of March 31, 1995; the Fourth Amendment thereto, dated as of October 31, 1995; and, the Fifth Amendment thereto, dated as of June 23, 1996 (as in effect prior to the effectiveness of this Agreement, the "Existing Credit Agreement," and, as amended by this Agreement, the "Amended Credit Agreement"), pursuant to which the Banks have extended credit to the Borrowers evidenced by certain Promissory Notes (as amended, the "Notes" issued by the Borrowers;

          WHEREAS, the Borrowers and the Banks have agreed to enter into this Agreement to provide for the waiver of the amendment to certain covenants; and

          WHEREAS, the Facility Documents, as amended and supplemented by this Agreement and as each may be amended or supplemented from time to time, are referred to herein as the "Amended Facility Documents".

          NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          ARTICLE 1.  AMENDMENTS TO EXISTING AGREEMENTS AND WAIVER.

          Section 1.0.1 Each of the Borrowers and the Banks hereby consent and agree to the amendments to the Existing Credit Agreement set forth below:

          (a) Any and all references to "The Chase Manhattan Bank, N.A." shall be deemed to mean its successor by merger, The Chase
Manhattan Bank, a New York banking corporation.

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          (b)  Section 8.04 of the Existing Credit Agreement is hereby amended and restated to read as follows:

               "Section 8.04.  MINIMUM TANGIBLE NET WORTH.  The
Borrowers shall maintain at all times Consolidated Tangible Net Worth of not less than $23,000,000."

          Section 1.02. WAIVER OF THE EXISTING CREDIT AGREEMENT. The Borrower has stated it intends to pay cash dividends in respect of its capital stock in an aggregate amount of not more than four million dollars ($4,000,000) for the period from the date of this Amendment through June 30, 1998, in addition to such rights as are currently allowed under Section 7.06 of the Existing Credit Agreement. The Bank has advised the Borrower that in the Bank's opinion such a transaction would violate Section 7.06 of the Existing Credit Agreement unless the Borrower received the Bank's prior consent to the transaction and/or a waiver of the restrictions of said Section 7.06. Upon due consideration of this proposed action, the Bank hereby advises the Borrower that the Banks will not deem this proposed action, if taken, to be a violation of said 7.06; that they will not declare a default under the Existing Credit Agreement with respect to this proposed action; and that they waive their rights to enforce said Section 7.06 as regards the Borrower's taking such action; provided, however, that at the time such action might be effective the Borrowers are not in default of said
Section 7.06 as regards or as a result of any other action of transaction and/or not in default of any other terms and conditions of the Amended Credit Agreement. This Waiver is limited to the particular action described in this Section, and shall not be construed as waiving any other term or condition of the Existing Credit Agreement. This waiver is contingent upon the action, if any, finally taken by the Borrower being consistent in scope and nature as described above in this
Section 1.02.

          ARTICLE 2.  MISCELLANEOUS.

          Section 2.01. DEFINED TERMS. The terms used herein and not defined herein shall have the meanings assigned to such terms in the Existing Credit Agreement.

          Section 2.02.  REAFFIRMATION.  Each of the Borrowers
acknowledge and reaffirms all of its other respective obligations and duties under the Amended Facility Documents to which its is a party.

          Section 2.03. REPRESENTATIONS. Each Borrower hereby represents and warrants to the Banks that: (i) the covenants, representations and warranties set forth in the Existing Credit Agreement and in each of the other Facility Documents are true and correct on and as of the date hereof as if made on and as of said date and as if each reference therein to the Existing Credit Agreement were a reference to the Existing Credit Agreement as amended by this Agreement;
(ii) no Event of Default specified in the Facility Document and no event which, with the giving of notice or lapse of time or both, would become such an Event of Default has occurred and is continuing; (iii) since June 23, 1996 there has been no material adverse change in the financial condition or business operations of the Borrower which has not been disclosed to the Banks; and (iv) the



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making and performance by the Borrower of this Agreement have been duly authorized by all necessary corporate action.

          Section 2.04. CONDITIONS. The amendments and waiver to the Existing Credit Agreement set forth in Article 1 above shall become effective on the date first above written provided that the Banks shall have received, on or prior to that date, in form and substance satisfactory to the Banks, a counterpart of this Agreement duly executed and delivered by the Borrowers. Except as expressly provide in this Agreement, the Existing Credit Agreement shall remain unchanged and in full force and effect.

          Section 2.05. AMENDMENTS AND WAIVERS. Any provisions of this Agreement may be amended or modified only by an instrument in writing signed by the Borrowers and the Banks and any provision of this Agreement may be waived by the Banks.

          Section 2.06. NOTICES. Unless the party to be notified otherwise notifies the other party in writing as provided in this Section, notices shall be given in accordance with the requirements of
Section 10.06 of the Amended Credit Agreement.

          Section 2.07. TABLE OF CONTENTS; HEADINGS. Any table of contents and the headings and captions hereunder are for convenience only and shall not affect the interpretation and construction of this Agreement.

          Section 2.08. SEVERABILITY. The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

          Section 2.09. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

          Section 2.10. INTEGRATION. The Amended Facility Documents set forth the entire agreement among the parties hereto relating to the transactions contemplated thereby and supersede any prior oral or written statements or agreements with respect to such transactions.

          SECTION 2.11. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CONNECTICUT.
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          IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed as of the day first above written.

                              FARREL CORPORATION, a Delaware
                              corporation


                              By:  /S/ROLF K. LIEBERGESELL
                                 ----------------------------------
                              Name:  Rolf K. Liebergesell
                              Title:  Chairman, President & CEO


                              FARREL LIMITED, A United Kingdom
                              corporation


                              By:  /S/ROLF K. LIEBERGESELL
                                 ----------------------------------
                              Name:  Rolf K. Liebergesell
                              Title:  Chairman


                              THE CHASE MANHATTAN BANK,
                              LONDON BRANCH


                              By:  /S/JOHN NEEDHAM
                                 ----------------------------------
                              Name:  John Needham
                              Title:  Vice President


                              THE CHASE MANHATTAN BANK


                              By:  /S/THOMAS D. MCCORMICK
                                 ----------------------------------
                              Name:  Thomas D. McCormick
                              Title:  Vice President